UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2020

Pareteum Corporation

(Exact name of Registrant as Specified in Charter)

Delaware	001-35360	95-4557538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

1185 Avenue of the Americas, 2nd Floor

New York, NY 10036

 (Address of principal executive offices) (Zip Code)

(646) 975-0400

(Registrant's telephone number, including area code)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TEUM	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 1, 2020, Pareteum Corporation (the “Company”) entered into a Forbearance Agreement (the “Forbearance Agreement”) with HT Investments SA LLC (“HT”), the holder of that certain Senior Secured Convertible Note due 2025 (the “Note”) issued by the Company on June 8, 2020 and that certain Warrant to Purchase Common Stock, dated June 8, 2020 (the “Warrant”), issued by the Company. HT is also party to that certain Securities Purchase Agreement, dated June 8, 2020 (the “SPA”), under which the Note and Warrant were originally sold.

Under the terms of the Forbearance Agreement, which contains an effective date of November 30, 2020, the Company admitted that it was in default of several obligations under the Note and the SPA, including as a result of:

•	the Company’s failure to have caused either (i) the conversion or exchange of all shares of the Series C Preferred Stock into shares of Common Stock or (ii) the extension of any mandatory redemption date, final maturity date or other applicable repurchase obligation with respect to such Series C Preferred Stock by the October 1, 2020 deadline required under the Note;

•	(x) the Company’s failure to have obtained the approval of its stockholders of the issuance of the shares of Company stock underling the Note and the Warrant, as required by the Note and the SPA;

•	the Company’s failure to have timely filed all reports required to be filed with the SEC pursuant to the Exchange Act, as required by the SPA and the Note;

•	the Company’s failure to have filed restated financial statements with the Commission for (A) the fiscal year ended December 31, 2018, (B) the quarter ended March 31, 2019 and (C) the quarter ended June 30, 2019, in each case on or prior to the October 31, 2020 deadline under the Note; and

•	the Company’s failure to have provided notice of the above and other events of default under the Note, the Warrant and the SPA.

HT acknowledged such defaults and agreed not to exercise any right or remedy under the Note, the SPA, the Warrant or the related security documents (collectively, the “Transaction Documents”), including its right to accelerate the aggregate amount outstanding under the Note, until the earlier of December 31, 2020, the date of any new event of default or initiation of any action by the Company to invalidate any of the representations and warranties made in the Forbearance Agreement. As a result of the defaults, the interest rate paid on the principal outstanding under the Note increased to 18%.

As partial consideration for its agreement to not to exercise any right or remedy under the Transaction Documents, HT and the Company agreed to make certain changes to the Transaction Documents. In this regard, the parties agreed to delete the “Floor Price” of $0.10 that had previously limited the number of shares of Company common stock into which (i) the outstanding indebtedness could be converted upon default and (ii) payments of interest could be made. The Company also agreed to increase the number of shares it was required to reserve for issuance upon conversion of the Note and to decrease the exercise price of the Warrant from $0.58 to $0.37.

The foregoing description is qualified in its entirety by the terms of the Forbearance Agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information concerning the default under the Note and SPA described under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.04 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Forbearance Agreement, dated as of November 30, 2020, between Pareteum Corporation and HT Investments SA LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARETEUM CORPORATION

Dated: December 1, 2020	By:	/s/ Laura W. Thomas
Name: Laura W. Thomas
Title: Interim Chief Financial Officer